# Preliminary Partnership Agreement
# Exceptional Health Care Inc.

March 4, 2016

Between:

MA Family Investment LTD. 78% -780 stocks
&
US Assets Inc. 10 %- 100 stocks
&
BMH As-built USA Inc. of TX 9%- 90 stocks
&
Dr. Munir Ahmad 1% -10 stocks President
&
Jeffry Love 1% -10 stocks CEO
&
Saeed Mahboubi .5%-5 stocks V.P.
&
Mohammad R. Zafar .5% -5 stocks V.P.

Scope:

Distribution of 100% of issued stocks (1000 shares) of above company for a sum of $1,000.00 payable all in cash.
This partnership is put together in order to build and develop and operate Medical facilities.

Subject assets:

Operation and lease hold assets of medical buildings developed

Conditions:

- Jeffry Love will arrange for the loan on the properties and will be construction loan guarantor if required and provide no equity
- Dr. Munir Ahmad will provide equity and guarantee the construction loan if needed
- BMH Asbuilt-usa will develop, design and construct the project and contribute portion earned development, design and construction fees if needed.
- The board of directors will initially consist of:
  Dr. Munir Ahmad, President
  Jeffry Love, CEO
  Saeed Mahboubi AIA, Secretary
  Mohamad R. Zafar Treasurer

As a member of the board of directors, it is required for the director to actively take part in operation and management of these enterprises. In addition, as shareholders, will have voting rights proportionate to their Positions.

- Some of assets may be sold time to time. Proceeds from the sales will be reinvested in the growth of business after paying off related debts.
- You will not be able to sell your stock with out prior approval of the board of directors. Board of directors will keep option to purchase your stocks if offered for sale.
- This partnership is formed subject to the parties' fulfilment of their obligation in relation to this property development.
- Dr. Munir Ahmad can sell or assign his stock to new or other partners without any approval from other partners.
- Distribution of salaries and management fees shall be approved by the board of directors' unanimous vote.

All parties have read and agree with the terms of this partnership agreement. This is a binding partnership agreement between the undersigned parties.

Dr. Munir Ahmad M.D., Date President

3-4-16
Jeffry Love, Date CEO

MA Family investment LTD Dr. Munir Ahmad

3-14-16
US Assets Inc., Jeffry Love

BMH ASBUILT-USA OF TX:

Saeed mahboubi AIA, Date
Secretary
3.13.2016

Mohammad Raheel Zafar, Date
Treasurer